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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 1995, except for the "Discontinued operations" note, as to which the date is March 17, 1995, in Amendment No. 1 to this Registration Statement (Form S-3 No. 33-61571) and related Prospectus of Bally Entertainment Corporation for the registration of Convertible Preferred Stock.


                                          ERNST & YOUNG LLP

Chicago, Illinois

September 13, 1995